EXHIBIT 99.1

Letter of Audit Progress

To: Marc Palker, CFO, Jufeel International Group

c/o MPP Associates, Inc.

78 Horton Drive

S. Huntington, NY 11746

Due to the national-wide lockdown in mainland China during the coronavirus pandemic from January 2020 through the date of this letter, the employees of office headquarters of Jufeel International Group (referred as “the Company”) will return to work on a rotation basis starting March 30, 2020. All the employees in the Company’s other entities, except those who were still under quarantine or in lockdown areas, have returned back to work as of March 16, 2020.

Thus, the beginning date of our audit field work has been delayed, from February 3 originally to at earliest March 16, 2020. There is no reasonable basis for us to complete the audit work by March 30, 2020, or April 14, 2020. According to the order (No. 34-88318) from the SEC, the Company needs to apply for relief by filing with the SEC by March 31, 2020, to provide a sufficient time period for us to complete our audit work to support our audit report.

Yu Certified Public Accountant, P.C.

March 25, 2020